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                                                                 EXHIBIT 3.2



             CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS
                        OF SERIES B PREFERRED STOCK

                                      OF

                          AMERICAN UNITED GLOBAL, INC.

             Pursuant to Section 151 of the General Corporation Law
                             of the State of Delaware


         I, Robert M. Rubin, President of American United Global, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

         That, pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the said Corporation, the said Board of Directors on July 31, 1996, adopted the following resolution creating the terms and conditions of the series of 1,500,000 shares of Series B Preferred Stock, $.01 par value per share, designated as Series B Preferred
Stock:

         RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Certificate of Incorporation, a series of Preferred Stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

         1. NUMBER AND DESIGNATION. The designation of the series of Preferred Stock, $.01 par value per share, authorized by this resolution shall be "Series B Preferred Stock" (the "Series B Preferred"). The number of shares of Series B Preferred authorized by this resolution shall be 1,500,000.

         2. RANK. The Series B Preferred shall, with respect to rights on liquidation, winding up and dissolution, rank prior to all classes of Common Stock, $.01 par value per share, of the Corporation (the "Common Stock").
All equity securities of the Corporation to which the Series B Preferred ranks prior (whether upon liquidation, dissolution, winding up or otherwise), including the Common Stock, are collectively referred to herein as the "Junior Securities." All equity securities of the Corporation to which the Series B Preferred ranks junior (whether upon liquidation, dissolution, winding up or otherwise) are collectively referred to

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herein as the "Senior Securities."  All equity securities of the Corporation with which the Series B Preferred ranks on a parity (whether upon liquidation, dissolution, winding up or otherwise) are collectively referred to herein as the "Parity Securities." The Series B Preferred shall be subject to the creation of Junior Securities, Senior Securities and Parity Securities.

         3. DIVIDENDS. Holders of shares of Series B Preferred shall not be entitled to receive any dividends or distributions in respect of the Series B Preferred, except upon and by reason of any liquidation, dissolution or winding up of the Corporation, as and to the extent hereinafter provided.

         4. VOTING RIGHTS. In addition to any voting rights provided by law, each holder of Series B Preferred shall be entitled to vote on all matters submitted to a vote of the holders of Common Stock and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder's Series B Preferred could be converted pursuant to the provisions of Section 7 hereof on the record date for the determination of stockholders entitled to vote on such matter or, if no record date is established, on the date such vote is taken or any written consent of stockholders is first executed. Except as otherwise required by law, the holders of Series B Preferred and Common Stock shall vote together as a single class on all matters.

         5. REDEMPTION. Neither the Corporation nor the holders of the Series B Preferred shall have any right at any time to require the redemption of any of the Series B Preferred, except upon and by reason of any liquidation, dissolution or winding up of the Corporation, as and to the extent hereinafter provided. Nothing herein contained, however, shall be deemed to prohibit or impair the Corporation's ability, by agreement with any holder(s) of Series B Preferred, to redeem any or all of the outstanding shares of Series B Preferred at any time and from time to time, out of funds legally available therefor.

         6.   LIQUIDATION, DISSOLUTION OR WINDING UP.

              (a) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of any Junior Securities unless, prior thereto, the holders of shares of Series B Preferred shall have received $3.50 per share in cash (such amount being referred to as the "Liquidation Preference"). Following the payment of the full amount of the Liquidation Preference, no additional distributions shall be made to the holders of Series B Preferred.

              (b) In the event there are not sufficient assets available to permit payment in full of the Liquidation Preference and the liquidation preferences of all other classes of Preferred Stock, if any, which rank on a parity with the Series B Preferred, then such remaining assets shall be distributed ratably to the holders of the Series B Preferred and such Parity Securities in proportion to the total amounts (including, but not limited to, the amount of

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liquidation preference) to which the holders of such shares of Series B
Preferred and such Parity Securities are then entitled.

              (c) Neither the merger or consolidation of the Corporation into or with any other corporation, nor the merger or consolidation of any other corporation into or with the Corporation, nor a sale, transfer or lease of all or any part of the assets of the Corporation, shall, without further corporate action, be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 6.

         7.   CONVERSION RIGHTS.

              (a)  CONVERSION.  Subject to the terms and conditions of this
Section 7, the holder of any shares of Series B Preferred shall have the right, at its option at any time and from time to time, to convert all or any portion of such shares into such number of fully paid and nonassessable shares of Common Stock as is determined based on the factors and circumstances set forth below:

                   (i) MINIMUM NUMBER OF SHARES OF COMMON STOCK. Each full share of Series B Preferred may be converted by the holder thereof, at any time or from time to time, without regard to the application of any other provisions of this Section 7(a), into one (1) full share of Common Stock (a minimum of 1,000,000 shares of Common Stock if all such shares of Series B Preferred are so converted).

                   (ii) COMBINED PRE-TAX INCOME. In the event that the "Combined Pre-Tax Income" (as hereinafter defined) of any or all of the "Subject Entities" (as hereinafter defined) in ANY ONE of the three fiscal years commencing August 1, 1996 and ending July 31, 1997, commencing August 1, 1997 and ending July 31, 1998, or commencing August 1, 1998 and ending July 31, 1999 (each a "Measuring Fiscal Year" and collectively, the "Measuring Fiscal Years"):

                        (x) shall equal or exceed Three Million ($3,000,000) Dollars, each share of Series B Preferred may be converted by the holder into two (2) shares of Common Stock (a maximum of 2,000,000 shares of Common Stock if all such shares of Series B Preferred are so converted); or

                        (y) shall equal or exceed Five Million ($5,000,000) Dollars, each share of Series B Preferred may be converted by the holder into three (3) shares of Common Stock (a maximum of 3,000,000 shares of Common Stock if all such shares of Series B Preferred are so converted).

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         As used herein, the term "Subject Entities" shall mean and include:
(A) ConnectSoft, Inc., a Washington corporation and a wholly owned subsidiary of the Corporation ("ConnectSoft"), (B) any consolidated subsidiaries of ConnectSoft hereafter formed or acquired, (C) eXodus Technologies, Inc., an Affiliate of ConnectSoft to be formed by the Corporation as a direct majority-owned subsidiary of the Corporation ("eXodus"), and (D) any consolidated subsidiaries of eXodus or the Corporation hereafter formed or acquired to conduct the business operations currently engaged in by ConnectSoft or any derivatives thereof. Notwithstanding the foregoing, the term Subject Entities shall not be deemed to include any other independently owned corporations or businesses which may be acquired by the Corporation or any subsidiary thereof, unless assets or operating revenue of any of the Subject Entities are transferred thereto.

          As used herein, the term "Combined Pre-Tax Income" shall mean the consolidated income of the Subject Entities after deduction of all expenses paid or accrued and required to be deducted from such income in accordance with generally accepted accounting principles then in effect, but BEFORE deduction or application of (A) all federal, state and local taxes on such income; and (B) all interest on indebtedness for money borrowed from the Corporation or its subsidiaries OTHER than the Subject Entities; PROVIDED, that there shall be deducted from such income, all interest paid or accrued on indebtedness incurred by the Corporation, to the extent that any proceeds of such indebtedness were used to provide financing to any of the Subject Entities.

                   (iii)  SALE OF CONNECTSOFT OR EXODUS.    In the event
that the Corporation shall at any time on or before December 31, 1999 sell assets or securities of ConnectSoft, eXodus or any of the other Subject Entities for consideration aggregating Five Million ($5,000,000) Dollars or more, each share of Series B Preferred shall be immediately convertible by the holder into three (3) shares of Common Stock (a maximum of 3,000,000 shares of Common Stock if all such shares of Series B Preferred are so converted), irrespective of the Combined Pre-Tax Income.

                   (iv) INITIAL PUBLIC OFFERING; GOING PRIVATE TRANSACTION. In the event that the Corporation shall at any time on or before December 31, 1999, either:

                        (x) consummate an initial public offering of the securities of any of the Subject Entities (an "IPO"), pursuant to which EITHER: (A) the issuer of securities in such IPO shall receive gross proceeds from such IPO of $10,000,000 or more, or (B) the market valuation of 100% of the Common Stock of the issuer of such securities at any time following such IPO (based upon the average of the closing prices of the common stock of such issuer as traded on The NASDAQ Stock Market or any other national securities exchange for any twenty
                        (20) consecutive trading days) shall equal or exceed $50,000,000; OR

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                        (y) enter into any transaction with any third party
                        (whether tender offer, merger, consolidation or other combination) as a result of which it is contemplated that no shares of Common Stock of the Corporation or its successor-in-interest will be publicly traded on The NASDAQ Stock Market or any other national securities exchange upon consummation of such transaction (a "Going Private Transaction"), than, and in either event, each share of Series B Preferred shall be immediately convertible by the holder into three (3) shares of Common Stock (a maximum of 3,000,000 shares of Common Stock if all such shares of Series B Preferred Stock are so converted), irrespective of the Combined Pre-Tax Income.

              (b)  MECHANICS OF CONVERSION.  The rights of conversion under
Section 7(a) shall be exercised by a holder of Series B Preferred by (i) surrendering the certificates representing such shares, together with written notice of such holder's election to convert such shares (the "Conversion Notice"), and a proper assignment of such certificates to the Corporation. The Conversion Notice shall state the names and addresses in which and to which the certificates representing the Common Stock issuable or, if applicable, the other shares, other securities, cash or other property issuable, deliverable or payable, upon such conversion shall be issued, delivered or paid, as the case may be. The date upon which the certificates representing the Series B Preferred to be converted, the Conversion Notice and the proper assignment have all been received by the Corporation is referred to herein as the "Conversion Date." As promptly as practicable after the Conversion Date, the Corporation shall issue and deliver or cause to be issued and delivered, as specified in the Conversion Notice, certificates for the number of full shares of Common Stock issuable upon such conversion together with any cash instead of fractional shares as provided in Section 7(e). Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder of the converted Series B Preferred shall cease and the person or persons in whose name or names any certificate or certificates for Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the Common Stock represented thereby. Notwithstanding anything contained herein to the contrary, in the event of the liquidation, dissolution or winding up of the Corporation, the holders of Series B Preferred shall only be entitled to convert their shares in accordance with the terms of this Section 7 at any time prior to the earlier of the tenth day following the date on which such liquidation, distribution or winding up was approved by the stockholders of the Corporation and the date which is three days prior to the distribution of the proceeds from such liquidation, dissolution or winding up of the Corporation.

              (c)  SUBDIVISION OR COMBINATION OF STOCK.  In case the
Corporation shall at any time split or subdivide its outstanding Common Stock into a greater number of shares, the applicable conversion ratios for the Series B Preferred set forth in Section 7(a) above and

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in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding Common Stock shall be combined into a smaller number of shares, the applicable conversion ratios in effect immediately prior to such combination shall be proportionately increased.

              (d) REORGANIZATION, RECLASSIFICATION, CONSOLIDATION OR MERGER. In the event of any capital reorganization or reclassification of the outstanding capital stock of the Corporation, or any consolidation of the Corporation with, or merger of the Corporation with or into, another corporation or entity, or the sale of all or substantially all of the assets of the Corporation (each of such events being hereinafter referred to as an "Extraordinary Event"), where, in connection with such Extraordinary Event, the holders of Common Stock will be entitled to receive stock, securities, cash and/or other property with respect to or in exchange for such Common Stock, then each share of Series B Preferred shall, at the effective time of such Extraordinary Event, be converted into, without any action on the part of the holder thereof, such shares of stock, securities, cash and/or other property as may be issuable or payable with respect to or in exchange for the number of shares of Common Stock which would otherwise have been issuable to the holder of such Series B Preferred upon the conversion of the Series B Preferred Stock into the MAXIMUM number of shares of Common Stock of the Corporation into which the Series B Preferred Stock may be converted pursuant to the provisions of either subclause (II) of clause (ii) of Section 7(a), clause (iii) of Section 7(a) or clause (iv) of Section 7(a) hereof.

              (e) FRACTIONAL SHARES. No fractional shares of Common Stock (or other shares or other securities) or scrip representing fractional shares shall be issued upon conversion of any of the Series B Preferred. Instead, the Corporation shall pay cash in an amount equal to the fair market value of such fractional share at the time of such conversion, as determined in good faith by the Board of Directors of the Corporation.

              (f) RESERVATION OF COMMON STOCK. The Corporation shall at all times reserve and keep available and free of preemptive rights out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series A Preferred, such number of its shares of Common Stock (or other shares or other securities as may be required) as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred, and if at any time the number of authorized but unissued shares of Common Stock (or such other shares or other securities) shall not be sufficient to affect the conversion of all then outstanding Series A Preferred, the Corporation shall take such action as may be necessary to increase its authorized but unissued shares of Common Stock (or other shares or other securities) to such number of shares as shall be sufficient for such purpose.

              (g) COSTS OF CONVERSION. The Corporation shall pay all documentary, stamp or other similar taxes attributable to the issuance or delivery of Common Stock (or other shares or other securities) of the Corporation upon conversion of any of the Series B Preferred. However, the Corporation shall not be required to pay any taxes which may be payable in

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respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the Series B Preferred in respect of which such shares are being issued.

         8. REACQUIRED SHARES. Any shares of the Series B Preferred exchanged, redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions or restrictions on issuance set forth herein.

         IN WITNESS WHEREOF, American United Global, Inc. has caused this certificate to be signed by Robert M. Rubin, its President, and attested by its Assistant Secretary this 31st day of July 1996.


                                      AMERICAN UNITED GLOBAL, INC.


                                      By: /S/ ROBERT M. RUBIN
                                          ------------------------------------
                                          Robert M. Rubin
                                          President

ATTEST:


 /S/ STEPHEN A. WEISS
----------------------------
Assistant Secretary

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                  CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS
                            OF SERIES B-2 PREFERRED STOCK

                                          OF

                             AMERICAN UNITED GLOBAL, INC.

                Pursuant to Section 151 of the General Corporation Law
                               of the State of Delaware


         I, Robert M. Rubin, President of American United Global, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

         That, pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the said Corporation, the said Board of Directors, on January 2, 1997, adopted the following resolution creating the terms and conditions of the series of 500,000 shares of Series B Preferred Stock designated as Series B-2 Preferred Stock, $.01 par value per share:

         RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Certificate of Incorporation, a series of Preferred Stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

         1. NUMBER AND DESIGNATION. The designation of the series of Series B Preferred Stock authorized by this resolution shall be "Series B-2 Preferred Stock" (the "Series B-2 Preferred"). The number of shares of Series B-2 Preferred, $.01 par value per share, authorized by this resolution shall be 500,000.

         2. RANK. The Series B-2 Preferred shall, with respect to rights on liquidation, winding up and dissolution, rank prior to all classes of Common Stock, $.01 par value per share, of the Corporation (the "Common Stock"). All equity securities of the Corporation to which the Series B-2 Preferred ranks prior (whether upon liquidation, dissolution, winding up or otherwise), including the Common Stock, are collectively referred to herein as the "Junior Securities." All equity securities of the Corporation to which the Series B-2 Preferred ranks junior (whether upon liquidation, dissolution, winding up or otherwise) are collectively referred to herein as the "Senior Securities." All equity securities of the Corporation with which the Series B-2 Preferred ranks on a parity (whether upon liquidation, dissolution, winding up or otherwise) are collectively

                   - Page 1 - Certificate of Designation -

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referred to herein as the "Parity Securities."  The Series B-2 Preferred ranks on a parity (whether upon liquidation, dissolution, winding up or otherwise) with the Series A Preferred Stock and the Series B-1 Preferred Stock of the Corporation. The Series B-2 Preferred shall be subject to the creation of Junior Securities, Senior Securities and Parity Securities PROVIDED, that no Senior Securities shall be issued without the prior approval of at least two-thirds (2/3) of the outstanding Series B-2 Preferred, voting as a class.

         3. DIVIDENDS. Holders of shares of Series B-2 Preferred shall be entitled to receive, if, when, and as declared payable by the Board of Directors from funds legally available therefor, dividends on each share of Series B-2 Preferred at a rate per annum of 7.00% of the "Liquidation Preference" (as defined below) of such shares, payable quarterly with the first such payment date being March 31, 1997 and subsequent payment dates being on the last day of each subsequent calendar quarter that the Series B-2 Preferred shall be outstanding. Such dividends shall be payable, at the option of the Corporation, either in cash or in additional whole or fractional shares of the Series B-2 Preferred. Each such dividend shall be paid to the holders of record of shares of the Series B-2 Preferred as they appear on the stock register of the Corporation on such record date, not exceeding 30 days nor less than 10 days preceding the payment date of such dividend as shall be fixed by the Board of Directors of the Corporation or a duly authorized committee thereof.

         4. VOTING RIGHTS. Except as otherwise provided by law, the holders of the Series B-2 Preferred shall have no power to vote on any question or in any proceeding, or to be represented at or to receive notice of any meeting of the stockholders of the Corporation.

         5. REDEMPTION. Neither the Corporation nor the holders of the Series B-2 Preferred shall have any right at any time to require the redemption of any of the Series B-2 Preferred, except upon and by reason of any liquidation, dissolution or winding up of the Corporation, as and to the extent hereinafter provided. Nothing herein contained, however, shall be deemed to prohibit or impair the Corporation's ability, by agreement with any holder(s) of Series B-2 Preferred, to redeem any or all of the outstanding shares of Series B-2 Preferred at any time and from time to time, out of funds legally available therefor.

                   - Page 2 - Certificate of Designation -

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         6.   LIQUIDATION, DISSOLUTION OR WINDING UP.

              (a) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of any Junior Securities unless, prior thereto, the holders of shares of Series B-2 Preferred shall have received $25.00 per share in cash plus the amount of any and all accrued and unpaid dividends in respect of the Series B-2 Preferred (such aggregate amount being referred to as the "Liquidation Preference"). Following the payment of the full amount of the Liquidation Preference, no additional distributions shall be made to the holders of Series B-2 Preferred.

              (b) In the event there are not sufficient assets available to permit payment in full of the Liquidation Preference and the liquidation preferences of all other classes of Preferred Stock, if any, which rank on a parity with the Series B-2 Preferred, then such remaining assets shall be distributed ratably to the holders of the Series B-2 Preferred and such Parity Securities in proportion to the total amounts (including, but not limited to, the amount of liquidation preference) to which the holders of such shares of Series B-2 Preferred and such Parity Securities are then entitled.

              (c) Neither the merger or consolidation of the Corporation into or with any other corporation, nor the merger or consolidation of any other corporation into or with the Corporation, nor a sale, transfer or lease of all or any part of the assets of the Corporation, shall, without further corporate action, be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this SECTION 6.

         7.   CONVERSION RIGHTS.

              (a) OPTIONAL OR MANDATORY CONVERSION. Subject to the terms and conditions of this SECTION 7 (including, without limitation, the restrictions on conversions hereunder applicable at certain times as set forth below), the holder of any shares of Series B-2 Preferred shall have the right, at the holder's option from time to time, to convert (any such conversion, an "Optional Conversion") all or any portion of such shares into such number of fully paid and nonassessable shares of Common Stock as is determined based on the factors and circumstances set forth below. On December 31, 1999, all shares of Series B-2 Preferred not previously converted into Common Stock shall, without any further action or approval of or on the part of, any of the holders of the Series B-2 Preferred, be automatically converted (any such conversion, a "Mandatory Conversion") into such number of fully

                    - Page 3 - Certificate of Designation -
paid and nonassessable shares of Common Stock as is determined based on the factors and circumstances set forth below:

                   (i) CONVERSION PRICE FORMULA. Upon any Optional Conversion or Mandatory Conversion, each full share of Series B-2 Preferred so converted shall be converted into whole shares of Common Stock, at a price per share equal to the LESSER of "Price (A)" or "Price (B)", where:

                        (A) "Price (A)" is equal to 105% of the average daily closing bid price of the Common Stock as reported on The Nasdaq National Market or other national securities exchange which is the principal market for the Common Stock for the ten (10) trading days (the "Average Price") immediately preceding January 8, 1997 (the "Measuring Date") (the "Measuring Date Average Price"); PROVIDED, that if the Average Price immediately preceding the first anniversary of the Measuring Date (the "Anniversary Average Price") shall be LESS than the Measuring Date Average Price, the conversion price set forth in this clause (A) shall be reset to equal 105% of the Anniversary Average Price; and

                        (B) "Price (B)" is equal to 82.5% of the Average Price immediately preceding the date any shares of Series B-2 Preferred are converted into Common Stock (the "Conversion Date Average Price").

                   (ii) CONVERSION PERIOD. No holder shall be entitled to exercise the holder's right to Optional Conversion of the holder's Series B-2 Preferred other than as follows:

                        (A) no Series B-2 Preferred may be converted during the first 60 days after Measuring Date;

                        (B) up to 34% of the holder's Series B-2 Preferred, in the aggregate, may be converted by the holder from time to time after the 60th day after the Measuring Date;

                        (C) up to an additional 33% of the holder's Series B-2 Preferred, in the aggregate, may be converted by the holder from time to time after the 90th day after the Measuring Date, for a cumulative total of up to 67% of such holder's Series B-2 Preferred having been converted into Common Stock;

                        (D) up to an additional 33% of the holder's Series B-2 Preferred, in the aggregate, may be converted by the holder from time to time after the 120th day after the Measuring Date, for a cumulative total of up to 100% of such holder's Series B-2 Preferred having been converted into Common Stock.

                    - Page 4 - Certificate of Designation -

                   (iii) RESTRICTIONS ON CONVERSION. In the event that the Average Price of the Common Stock calculated at any time on or after the date (the "Restriction Commencement Date") which is six months (6) after the effective date of the Form S-3 registration statement which the Corporation has undertaken to file pursuant to certain Subscription Agreements dated as of January 3, 1997 by and among the Corporation, eXodus Technologies, Inc., and the investors thereunder, and prior to the date of conversion, shall be $3.50 or less, the Corporation shall have the right to RESTRICT the rights of the holders to convert the Series B-2 Preferred into Common Stock in the manner provided below.

                        (A) PERCENTAGE CONVERSIONS. No holder may convert into Common Stock during any interval of thirty (30) consecutive calendar days (each such interval, a "Conversion Window") more than 20% of the total number of shares of Series B-2 Preferred originally acquired by such holder from the Corporation. The first Conversion Window shall commence on the Restriction Commencement Date, and each subsequent Conversion Window shall commence at the conclusion of the immediately preceding Conversion Window.

                        (B) STANDSTILL. On not more than ONE occasion in any six month period (each such period, a "Six Month Period"), the Corporation shall have the right to impose a thirty (30) calendar day "standstill" on the holders of the Series B-2 Preferred during which such holders may NOT convert the Series B-2 Preferred. The first Six Month Period shall commence on the Restriction Commencement Date, and each subsequent Six Month Period shall commence at the conclusion of the immediately preceding Six Month Period. The Corporation's "standstill" right will be implemented, as follows:

                             (1)  if any holder elects to convert, in order to
effect such conversion such holder first shall be required to notify the Corporation in writing at of such holder's intent to convert and of the number of shares of Series B-2 Preferred to be so converted; and

                             (2)  the Corporation must respond by notice in
writing delivered to the holder at the holder's address on the Corporation's stock register by hand or by facsimile, within two (2) business days after receipt by the Corporation of the holder's notice of intention to convert, as to whether the Corporation desires to impose the "standstill" (no response by the Corporation means that the Corporation will permit the conversion into Common Stock). If the Corporation gives timely notice of its desire to impose a standstill, the standstill applies to each holder for thirty (30) days from the date of notice. If the Corporation permits a conversion or does not respond and the holder

                    - Page 5 - Certificate of Designation -
does NOT convert the Series B-2 Preferred into Common Stock within such thirty (30) day period, the Corporation's right to impose a standstill shall resume for the next thirty (30) day period.

              (b)  MECHANICS OF CONVERSION.  The rights of conversion under
SECTION 7(a) shall be exercised by a holder of Series B-2 Preferred by (i) surrendering the certificates representing such shares, together with written notice of such holder's election to convert such shares (the "Conversion Notice"), and a proper assignment of such certificates to the Corporation. The Conversion Notice shall state the names and addresses in which and to which the certificates representing the Common Stock issuable or, if applicable, the other shares, other securities, cash or other property issuable, deliverable or payable, upon such conversion shall be issued, delivered or paid, as the case may be. The date upon which the certificates representing the Series B-2 Preferred to be converted, the Conversion Notice and the proper assignment have all been received by the Corporation is referred to herein as the "Conversion Date." As promptly as practicable after the Conversion Date, the Corporation shall issue and deliver or cause to be issued and delivered, as specified in the Conversion Notice, certificates for the number of full shares of Common Stock issuable upon such conversion together with any cash instead of fractional shares as provided in Section 7(e). Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder of the converted Series B-2 Preferred shall cease and the person or persons in whose name or names any certificate or certificates for Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the Common Stock represented thereby. Notwithstanding anything contained herein to the contrary, in the event of the liquidation, dissolution or winding up of the Corporation, the holders of Series B-2 Preferred shall only be entitled to convert their shares in accordance with the terms of this SECTION 7 at any time prior to the earlier of the tenth day following the date on which such liquidation, distribution or winding up was approved by the stockholders of the Corporation and the date which is three days prior to the distribution of the proceeds from such liquidation, dissolution or winding up of the Corporation.

              (c)  SUBDIVISION OR COMBINATION OF STOCK.  In case the
Corporation shall at any time split or subdivide its outstanding Common Stock into a greater number of shares, the applicable conversion ratios for the Series B-2 Preferred set forth in SECTION 7(a) above and in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding Common Stock shall be combined into a smaller number of shares, the applicable conversion ratios in effect

                    - Page 6 - Certificate of Designation -
immediately prior to such combination shall be proportionately increased.

              (d) REORGANIZATION, RECLASSIFICATION, CONSOLIDATION OR MERGER. In the event of any capital reorganization or reclassification of the outstanding capital stock of the Corporation not included in the immediately preceding PARAGRAPH (c), or any consolidation of the Corporation with, or merger of the Corporation with or into, another corporation or entity, or the sale of all or substantially all of the assets of the Corporation (each of such events being hereinafter referred to as an "Extraordinary Event"), where, in connection with such Extraordinary Event, the holders of Common Stock will be entitled to receive stock, securities, cash and/or other property with respect to or in exchange for such Common Stock, then each share of Series B-2 Preferred shall, at the effective time of such Extraordinary Event, be converted into, without any action on the part of the holder thereof, such shares of stock, securities, cash and/or other property as may be issuable or payable with respect to or in exchange for the number of shares of Common Stock which would otherwise have been issuable to the holder of such Series B-2 Preferred upon the conversion of the Series B-2 Preferred Stock into shares of Common Stock of the Corporation.

              (e) FRACTIONAL SHARES. No fractional shares of Common Stock (or other shares or other securities) or scrip representing fractional shares shall be issued upon conversion of any of the Series B-2 Preferred. Instead, the Corporation shall pay cash in an amount equal to the fair market value of such fractional share at the time of such conversion, as determined in good faith by the Board of Directors of the Corporation.

              (f) RESERVATION OF COMMON STOCK. The Corporation shall at all times reserve and keep available and free of preemptive rights out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series B-2 Preferred, such number of its shares of Common Stock (or other shares or other securities as may be required) as shall from time to time be sufficient to effect the conversion of all outstanding Series B-2 Preferred, and if at any time the number of authorized but unissued shares of Common Stock (or such other shares or other securities) shall not be sufficient to affect the conversion of all then outstanding Series B-2 Preferred, the Corporation shall take such action as may be necessary to increase its authorized but unissued shares of Common Stock (or other shares or other securities) to such number of shares as shall be sufficient for such purpose.

              (g) COSTS OF CONVERSION. The Corporation shall pay all documentary, stamp or other similar taxes attributable to the

                    - Page 7 - Certificate of Designation -
issuance or delivery of Common Stock (or other shares or other securities) of the Corporation upon conversion of any of the Series B-2 Preferred. However, the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the Series B-2 Preferred in respect of which such shares are being issued.

         8. REACQUIRED SHARES. Any shares of the Series B-2 Preferred exchanged, redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions or restrictions on issuance set forth herein.

                    - Page 8 - Certificate of Designation -

         IN WITNESS WHEREOF, American United Global, Inc. has caused this certificate to be signed by Robert M. Rubin, its President, and attested by its Assistant Secretary this 8th day of January, 1997.


                                      AMERICAN UNITED GLOBAL, INC.


                                      By:____________________________
                                            Robert M. Rubin
                                            President


                    - Page 9 - Certificate of Designation -